UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 20, 2004 (September 14, 2004)

NetSolve, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24983	75-2094811-2
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9500 Amberglen Boulevard

Austin, Texas 78729

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 340-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 14, 2004, two lawsuits were filed in the District Court of Travis County, Texas against the Company and its directors by purported shareholders of the Company on behalf of a putative class of shareholders. The plaintiffs claim self dealing and breaches of fiduciary duty on the part of the directors in connection with the announced agreement between the Company and Cisco Systems, Inc. for the acquisition of the Company for a purchase price of $11.00 per share in cash (“Acquisition”). The plaintiffs seek injunctive relief, including enjoining the Company and the directors from consummating the Acquisition, and attorneys’ fees.

The Company believes that the plaintiffs’ claims are without merit. The Company and the directors intend to vigorously defend these lawsuits. As with any litigation, the Company is unable at this early stage to predict the outcome of the lawsuits or the impact of their pendency on the Company and the consummation of the Acquisition.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2004

NETSOLVE, INCORPORATED

By: /s/ Kenneth C. Kieley

        Kenneth C. Kieley

        Vice President-Finance,

        Chief Financial Officer and Secretary

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